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                                                                    EXHIBIT 23.0




                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-91525, 333-79965, and 333-00000) pertaining to the SMC Cash
Accumulation Plan, The 1999 Director and Senior Management Stock Purchase Plan of SCPIE Holdings, Inc., and The SCPIE Holdings Inc. Employees Stock Purchase Plan, respectively, of our report dated February 21, 2000, with respect to the consolidated financial statements and schedule included in its Annual Report (Form 10-K) for the year ended December 31, 1999.



                                               /s/ ERNST & YOUNG LLP


Los Angeles, California
March 24, 2000